Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Regency Energy Partners LP 2011 Long-Term Incentive Plan of Regency Energy Partners LP of our report dated February 28, 2011, with respect to the consolidated financial statements of LDH Energy Asset Holdings LLC, included in Exhibit 99.2 of Regency Energy Partner LP’s Current Report on Form 8-K/A dated May 20, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Hartford, CT

December 16, 2011